SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AK STEEL HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

703 Curtis Street, Middletown, OH	45043
(Address of principal executive offices)	(Zip Code)

AK STEEL HOLDING CORPORATION

STOCK INCENTIVE PLAN

(as amended and restated as of January 16, 2003)

(Full Title of the Plan)

David C. Horn, Esq.

Senior Vice President, General Counsel and Secretary

AK Steel Holding Corporation

703 Curtis Street

Middletown, Ohio 45043

(513) 425-5000

(Name, address, zip code, telephone number, and area code of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value	5,000,000	$9.74	$48,700,000.00	$5,731.99

1	Plus such additional shares as may be issued by reason of stock splits, stock dividends, or similar transactions effected without receipt of consideration.
2	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low sales prices of the registrant’s common stock on the New York Stock Exchange on April 20, 2005, a date within 5 days of the date on which this Registration Statement is filed.

Approximate date of proposed commencement of sales hereunder: As soon as practicable after the effective date of this Registration Statement.

Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”) the Prospectus included in this Registration Statement is a combined prospectus and relates to the 5,000,000 shares covered hereby and the 11,000,000 shares previously registered under cover of Registration Statements Nos. 33-84578, 333-04505 and 333-60151. This Registration Statement also constitutes Post-Effective Amendment No. 6 to Registration Statement No. 33-84578, Post-Effective Amendment No. 3 to Registration Statement No. 333-04505 and Post-Effective Amendment No. 1 to Registration Statement No. 333-60151.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. Those documents are not required to be and are not filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Those documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference:

(a) the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (File No. 1-13696) which sets forth the first amendment to the plan;

(b) the Company’s Current Reports on Form 8-K dated January 4, 2005; January 24, 2005; and March 25, 2005 (File No. 1-13696)

(c) the Company’s Registration Statement on Form 8-A, as amended, with respect to registration of the Common Stock under Section 12(b) of the Exchange Act (File No. 1-13696).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The Company’s Senior Vice President, General Counsel, and Secretary, David C. Horn, has passed on the validity of the shares of the Company’s common stock to be issued under the plan. Mr. Horn owns or has rights to acquire an aggregate of 164,454 shares of the Company’s common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Generally, Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to indemnify certain persons made a party to an action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which that person was adjudged liable for negligence or misconduct in the performance of that person’s duty to the corporation unless the Delaware Court of Chancery or the court in which the action was brought determines that despite the adjudication of liability that person is fairly and reasonably entitled to indemnity for proper expenses. To the extent that person has been successful in the defense of any matter, that person shall be indemnified against expenses actually and reasonably incurred by him.

Section 102(b)(7) of the DGCL enables a Delaware corporation to include a provision in its certificate of incorporation limiting a director’s liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, and the registrant’s Certificate of Incorporation contains such a limitation of liability provision.

The registrant’s Certificate of Incorporation also provides that the registrant shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was, at any time prior to or during which the provision is in effect, a director, officer, employee or agent of the registrant, or is or was, at any time prior to or during which the provision is in effect, serving at the request of the registrant as a director, officer, employee or agent or in any similar capacity of any other corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law.

The registrant maintains an officer’s and director’s liability insurance policy insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring the registrant under certain circumstances, in the event, and only to the extent, that indemnification payments are made to such officers and directors.

The foregoing summaries are necessarily subject to the complete text of the statute, the registrant’s Certificate of Incorporation, and the arrangements referred to above and are qualified in their entirety by reference thereto.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable

ITEM 8. EXHIBITS.

Exhibit No.	Description
4.1	Certificate of Incorporation of AK Steel Holding Corporation, filed with the Secretary of State of the State of Delaware on December 20, 1993, as amended (incorporated herein by reference to Exhibit 3.1.1 to AK Steel Holding Corporation’s Current Report on Form 8-K, as filed with the Commission on May 27, 1998).

4.2	By-laws of AK Steel Holding Corporation (incorporated herein by reference to Exhibit 3.2 to AK Steel Holding Corporation’s Registration Statement on Form S-1 (Registration No. 33-74432), as filed with the Commission on January 26, 1994).

4.3	Rights Agreement, dated as of January 23, 1996, between AK Steel Holding Corporation and the Bank of New York as predecessor to Fifth Third Bank, as Rights Agent, with respect to AK Steel Holding Corporation’s Stockholder Rights Plan (incorporated by reference to Exhibit 1 to AK Steel Holding Corporation’s Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as filed with the Commission on February 5, 1996).

4.4	Substitution of The Fifth Third Bank as Successor Rights Agent and Amendment No. 1, dated September 15, 1997, to Rights Agreement dated as of January 23, 1996 (incorporated herein by reference to Exhibit 4.1 to AK Steel Holding Corporation’s Current Report on Form 8-K, as filed with the Commission on September 15, 1997).

4.5	Amendment No. 2, dated as of July 28, 2003, to the Rights Agreement dated as of January 23, 1996 as amended, by and between AK Steel Holding Corporation and The Fifth Third Bank, as Successor Rights Agent (incorporated herein by reference to Exhibit 4.1 to AK Steel Holding Corporation’s Current Report on Form 8-K, as filed with the Commission on July 29, 2003).

4.6	AK Steel Holding Corporation Stock Incentive Plan as amended and restated as of January 16, 2003 (incorporated herein by reference to Exhibit 10.4 to AK Steel Holding Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003).

4.7	First Amendment to the AK Steel Holding Corporation Stock Incentive Plan, dated April 15, 2004 (incorporated herein by reference to Exhibit 10.27 to AK Steel Holding Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004).

5	Opinion of David C. Horn, Esq.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of David C. Horn, Esq. (included in Exhibit 5).

24	Powers of attorney of certain officers and directors of the Company (included on the first signature page to this Registration Statement).

ITEM 9. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement and Post-Effective Amendments to Registration Statements Nos. 33-84578, 333-04505 and 333-60151 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middletown, State of Ohio, on April 25, 2005.

AK STEEL HOLDING CORPORATION

By:	/s/ James L. Wainscott
Name:	James L. Wainscott
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James L. Wainscott and Roger K. Newport, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in such person’s place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their respective substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE
/s/ James L. Wainscott	President and Chief Executive Officer	April 22, 2005
James L Wainscott

/s/ Albert E. Ferrara, Jr.	Vice President and Chief Financial Officer	April 22, 2005
Albert E. Ferrara, Jr.

/s/ Roger K. Newport	Controller and Chief Accounting Officer	April 22, 2005
Roger K. Newport

/s/ Richard A. Abdoo	Director	April 22, 2005
Richard A. Abdoo

/s/ Donald V. Fites	Director	April 22, 2005
Donald V. Fites

/s/ Bonnie G. Hill	Director	April 22, 2005
Bonnie G. Hill

/s/ Robert H. Jenkins	Director	April 22, 2005
Robert H. Jenkins

/s/ Lawrence A. Leser	Director	April 22, 2005
Lawrence A. Leser

/s/ Daniel J. Meyer	Director	April 22, 2005
Daniel J. Meyer

/s/ Shirley D. Peterson	Director	April 22, 2005
Shirley D. Peterson

/s/ James A. Thomson	Director	April 22, 2005
James A. Thomson

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Incorporation of AK Steel Holding Corporation, filed with the Secretary of State of the State of Delaware on December 20, 1993, as amended (incorporated herein by reference to Exhibit 3.1.1 to AK Steel Holding Corporation’s Current Report on Form 8-K, as filed with the Commission on May 27, 1998).

4.2	By-laws of AK Steel Holding Corporation (incorporated herein by reference to Exhibit 3.2 to AK Steel Holding Corporation’s Registration Statement on Form S-1 (Registration No. 33-74432), as filed with the Commission on January 26, 1994).

4.3	Rights Agreement, dated as of January 23, 1996, between AK Steel Holding Corporation and the Bank of New York as predecessor to Fifth Third Bank, as Rights Agent, with respect to AK Steel Holding Corporation’s Stockholder Rights Plan (incorporated by reference to Exhibit 1 to AK Steel Holding Corporation’s Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as filed with the Commission on February 5, 1996).

4.4	Substitution of The Fifth Third Bank as Successor Rights Agent and Amendment No. 1, dated September 15, 1997, to Rights Agreement dated as of January 23, 1996 (incorporated herein by reference to Exhibit 4.1 to AK Steel Holding Corporation’s Current Report on Form 8-K, as filed with the Commission on September 15, 1997).

4.5	Amendment No. 2, dated as of July 28, 2003, to the Rights Agreement dated as of January 23, 1996 as amended, by and between AK Steel Holding Corporation and The Fifth Third Bank, as Successor Rights Agent (incorporated herein by reference to Exhibit 4.1 to AK Steel Holding Corporation’s Current Report on Form 8-K, as filed with the Commission on July 29, 2003).

4.6	AK Steel Holding Corporation Stock Incentive Plan as amended and restated as of January 16, 2003 (incorporated herein by reference to Exhibit 10.4 to AK Steel Holding Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003).

4.7	First Amendment to the AK Steel Holding Corporation Stock Incentive Plan, dated April 15, 2004 (incorporated herein by reference to Exhibit 10.27 to AK Steel Holding Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004).

*5	Opinion of David C. Horn, Esq.

*23.1	Consent of Deloitte & Touche LLP.

*23.2	Consent of David C. Horn, Esq. (included in Exhibit 5).

*24	Powers of attorney of certain officers and directors of the Company (included on the first signature page to this Registration Statement)

*	Filed herewith